Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-227251) on Form S-3, the registration statements (Nos. 333-245036, 333-225154, 333-221267, 333-174571, and 333-150157) on Form S-8, and the registration statement (No. 333-215121) on Form S-4 of our reports dated February 23, 2023, with respect to the consolidated financial statements of Lumen Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
February 23, 2023